Exhibit 99.1

Advent Software Reports Second Quarter 2011 Results

Company Achieves 16% Revenue Growth over Prior Year,

with Record Quarterly Revenue of $80 Million

SAN FRANCISCO — July 25, 2011 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the second quarter ended June 30, 2011.

“Advent is pleased to report record quarterly revenues, which reflect the strength of Advent’s financial model and solid global execution,” said Stephanie DiMarco, Founder and Chief Executive Officer of Advent. “We believe the market opportunity for Advent is large, and our long-term strategy positions us well for the future.  Our 16 percent growth proves that our strategy, execution and business model are delivering results for clients in all market environments.”

SECOND QUARTER 2011 RESULTS

GAAP Results for Continuing Operations

The Company reported quarterly revenue from continuing operations of $80.1 million for the second quarter of 2011, compared to $69.3 million in the second quarter of 2010, a 16% increase.

Operating income from continuing operations for the second quarter of 2011 was $10.4 million, or 13% of revenue, up from $7.6 million or 11% of revenue for the second quarter of 2010.

Net income from continuing operations for the second quarter of 2011 was $7.1 million compared to $4.8 million in the second quarter of 2010, a 46% increase.

On a fully diluted basis, earnings per share from continuing operations in the second quarter of 2011 were $0.13 and represent a 43% increase from diluted earnings per share of $0.09 in the second quarter of 2010.

Operating cash flow from continuing operations in the second quarter of 2011 was $20.2 million, compared with $17.8 million in the second quarter of 2010, a 14% increase. Cash, cash equivalents and marketable securities from continuing operations totaled $78.5 million as of June 30, 2011.

The Company repurchased approximately 382,000 shares in the second quarter of 2011 at an average price of $26.58 per share.

Total deferred revenue from continuing operations as of June 30, 2011 was $159.3 million, compared to $156.5 million as of March 31, 2011, a 2% increase sequentially.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income from continuing operations for the second quarter of 2011 was $17.5 million, or 22% of revenue. This represents a 26% increase when compared to $13.8 million from continuing operations, or 20% of revenue, in the second quarter of 2010. On a fully diluted basis, non-GAAP earnings per share from continuing operations were $0.21 in the second quarter of 2011 and represent a 26% increase from non-GAAP diluted earnings per share of $0.16 in the second quarter of 2010.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

SECOND QUARTER HIGHLIGHTS

•                  Second Quarter Bookings:  The term license and Advent OnDemand® contracts signed in the second quarter of 2011 will contribute $6.6 million in annual revenue once they are fully implemented.

•                  Acquisition of Black Diamond Performance Reporting:  On June 1, 2011, the Company completed its acquisition of Black Diamond Performance Reporting, LLC, a leading provider of web-based, outsourced portfolio management and reporting platforms for independent advisors.  Under the terms of the agreement, Advent acquired all of the outstanding ownership units of Black Diamond for $72 million in cash, net of cash acquired.  The completion of the acquisition accelerates Advent’s ability to help advisors succeed by giving them an innovative platform coupled with choice and flexibility when selecting technology.  Additionally, Reed Colley, Black Diamond’s Founder and Chief Executive Officer joined Advent’s executive management team.

•                  Global Execution:  Advent saw continued momentum for Tamale RMS®, its industry-leading research management solution, signing customers in a wide range of market segments and geographies.  New clients included Kohlberg Kravis Roberts & Company and Oaktree Capital Management, L.P.  Additionally, Temasek, Singapore’s largest sovereign wealth fund, and Tamale’s largest installation to date, went live on Tamale RMS® in the second quarter.

•                  Launch of Geneva® 8.5:  Advent launched the newest version of Geneva®, which includes integrated solutions that meet the needs of new market segments.  Geneva® 8.5 is one of the only solutions available that provides portfolio-through-fund and investor-level accounting on a single platform and extends the platform’s portfolio management functionality into the front and middle office.  Geneva® was named winner in the ‘Best Fund Accounting and Reporting Systems’ category by HFM Week and named the ‘Best Portfolio Management System Provider’ by Waters Magazine in the publication’s annual readers’ choice rankings, both for the third consecutive year.

FINANCIAL GUIDANCE

Advent updates the following financial guidance for the third quarter and fiscal year 2011:

Guidance	Q3 2011	FY 2011
Total Revenue ($M)	$81-$83	$319-$323
GAAP Operating Margin	n/a	13% - 14%
Amortization of Intangibles (% of revenue)	n/a	1%-2%
Stock Compensation Expense (% of revenue)	n/a	6%-7%
Non-GAAP Operating Margin	n/a	21%-22%
Operating Cash Flow ($M)	n/a	$81-$85
Capital Expenditures ($M)	n/a	$12-$15

INVESTOR CALL

Advent Software, Inc. will host its Q2 2011 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q2 2011 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 800-291-5365 and request conference ID #73758442.  A replay will be available through midnight, August 1, 2011.  The replay number for domestic callers is 888-286-8010, and for international callers is 617-801-6888 and referencing conference ID #99330220.  The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in more than 60 countries use Advent technology.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, and statements regarding our revenue growth, market opportunity,  market acceptance and demand for our products by clients in all market environments, international expansion and global execution , anticipated benefits and synergies related to our acquisition of Black Diamond Performance Reporting LLC and the continued  momentum of our Tamale RMS product , and other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva® and Moxy® products; the successful development, release and market acceptance of new products and product enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; difficulties in integrating merged businesses, such as Syncova Solutions Limited and Black Diamond Performance Reporting LLC, and achieving expected synergies and results; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2010 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, Advent Software, Advent Portfolio Exchange, Advent OnDemand, Geneva and Moxy are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

CONTACT
Media Contact:
Smita Topolski
Advent Software, Inc.
(415) 645-1668
stopolsk@advent.com

Investor Relations Contact:
Heidi Flaherty
Advent Software, Inc.
(415) 645-1145
flaherty@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	June 30	December 31
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$41,457	$81,948
Short-term marketable securities	37,078	70,075
Accounts receivable, net	56,729	49,960
Deferred taxes, current	16,440	16,358
Prepaid expenses and other	21,409	17,864
Total current assets	173,113	236,205
Property and equipment, net	41,345	41,524
Goodwill	208,398	145,580
Other intangibles, net	56,591	19,772
Deferred taxes, long-term	34,560	33,591
Other assets	11,506	12,059
Noncurrent assets of discontinued operation	2,028	2,095

Total assets	$527,541	$490,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,188	$6,737
Accrued liabilities	32,542	34,080
Deferred revenues	152,001	147,896
Income taxes payable	5,144	1,691
Current liabilities of discontinued operation	1,669	165
Total current liabilities	200,544	190,569
Deferred revenues, long-term	7,293	6,337
Other long-term liabilities	16,245	14,844
Noncurrent liabilities of discontinued operation	4,836	5,228

Total liabilities	228,918	216,978

Stockholders’ equity:
Common stock	524	520
Additional paid-in capital	424,161	411,600
Accumulated deficit	(137,854)	(146,887)
Accumulated other comprehensive income	11,792	8,615
Total stockholders’ equity	298,623	273,848

Total liabilities and stockholders’ equity	$527,541	$490,826

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010

Net revenues:
Recurring revenues	$71,448	$61,728	$138,775	$121,847
Non-recurring revenues	8,623	7,544	16,622	14,113

Total net revenues	80,071	69,272	155,397	135,960

Cost of revenues (1):
Recurring revenues	15,103	12,730	29,891	25,157
Non-recurring revenues	9,911	6,373	17,150	13,031
Amortization of developed technology	2,161	1,683	3,677	3,199

Total cost of revenues	27,175	20,787	50,718	41,387

Gross margin	52,896	48,485	104,679	94,573

Operating expenses (1):
Sales and marketing	18,683	17,048	36,867	33,908
Product development	14,467	13,107	27,109	25,168
General and administrative	8,745	9,872	17,829	19,423
Amortization of other intangibles	571	331	891	646
Restructuring charges	48	555	74	584

Total operating expenses	42,514	40,913	82,770	79,729

Income from continuing operations	10,382	7,572	21,909	14,844
Interest income and other income (expense), net	(53)	(229)	(22)	(935)

Income from continuing operations before income taxes	10,329	7,343	21,887	13,909
Provision for income taxes	3,259	2,496	6,913	4,819

Net income from continuing operations	$7,070	$4,847	$14,974	$9,090

Discontinued operation:
Net income (loss) from discontinued operation (net of applicable taxes of $(16), $(17), $1,328, and $(50), respectively)	(24)	(27)	1,800	(75)
Net income	$7,046	$4,820	$16,774	$9,015

Basic net income (loss) per share:
Continuing operations	$0.13	$0.09	$0.29	$0.18
Discontinued operation	(0.00)	(0.00)	0.03	(0.00)
Total operations	$0.13	$0.09	$0.32	$0.17

Diluted net income (loss) per share:
Continuing operations	$0.13	$0.09	$0.27	$0.17
Discontinued operation	(0.00)	(0.00)	0.03	(0.00)
Total operations	$0.13	$0.09	$0.30	$0.17

Weighted average shares used to compute net income per share:
Basic	52,490	51,399	52,345	51,571
Diluted	55,111	54,107	55,492	54,211

(1) Includes stock-based employee compensation expense as follows:

Recurring revenues	$504	$428	$1,007	$842
Non-recurring revenues	345	262	592	552
Total cost of revenues	849	690	1,599	1,394

Sales and marketing	1,469	1,418	2,969	2,716
Product development	1,246	1,317	2,421	2,526
General and administrative	1,079	1,118	2,113	2,192
Total operating expenses	3,794	3,853	7,503	7,434

Total stock-based employee compensation expense	$4,643	$4,543	$9,102	$8,828

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30
	2011	2010
Cash flows from operating activities:
Net income	$16,774	$9,015
Adjustment to net income for discontinued operation	(1,800)	75
Net income from continuing operations	14,974	9,090

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	9,102	8,828
Depreciation and amortization	9,826	8,819
Loss on dispositions of fixed assets	—	20
Provision for doubtful accounts	94	65
Reduction of sales returns	(235)	(624)
Deferred income taxes	(183)	(60)
Other	136	358
Effect of statement of operations adjustments	18,740	17,406
Changes in operating assets and liabilities:
Accounts receivable	(4,665)	(2,711)
Prepaid and other assets	(1,923)	3,246
Accounts payable	2,363	4,092
Accrued liabilities	(3,929)	(4,382)
Deferred revenues	3,031	(329)
Income taxes payable	3,223	3,899
Effect of changes in operating assets and liabilities	(1,900)	3,815

Net cash provided by operating activities from continuing operations	31,814	30,311

Cash flows from investing activities:
Cash used in acquisitions, net of cash acquired	(97,092)	(4,719)
Purchases of property and equipment	(4,471)	(9,952)
Capitalized software development costs	(1,887)	(1,407)
Purchases of marketable securities	(28,604)	(3,000)
Sales and maturities of marketable securities	60,933	3,000

Net cash used in investing activities from continuing operations	(71,121)	(16,078)

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	4,580	5,506
Withholding taxes related to equity award net share settlement	(4,761)	(3,163)
Proceeds from common stock issued under the employee stock purchase plan	3,146	2,929
Excess tax benefits from stock-based compensation	2,775	—
Repurchase of common stock	(10,163)	(34,399)

Net cash used in financing activities from continuing operations	(4,423)	(29,127)

Net cash transferred (to) from discontinued operation	2,978	(31)

Effect of exchange rate changes on cash and cash equivalents	261	(311)

Net change in cash and cash equivalents from continuing operations	(40,491)	(15,236)
Cash and cash equivalents of continuing operations at beginning of period	81,948	57,877

Cash and cash equivalents of continuing operations at end of period	$41,457	$42,641

	Six Months Ended June 30
	2011	2010
Supplemental disclosure of cash flow information
Cash flow from discontinued operation:
Net cash used in operating activities	$(26)	$(296)
Net cash provided by investing activities	3,004	—
Net cash transferred from (to) continuing operations	(2,978)	31
Effect of exchange rates on cash and cash equivalents	—	(1)
Net change in cash and cash equivalents from discontinued operations	—	(266)
Cash and cash equivalents of discontinued operation at beginning of period	—	266
Cash and cash equivalents of discontinued operation at end of period	$—	$—

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of continuing operations’ operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended June 30, 2011 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$52,896	66%	$10,382	13%	$7,070

Amortization of acquired developed technology	1,384		1,384		1,384
Amortization of other acquired intangibles	—		571		571
Stock-based compensation - cost of revenues	849		849		849
Stock-based compensation - operating expenses	—		3,794		3,794
Acquisition related expenses	—		486		486
Restructuring charges	—		48		48
Income tax adjustment for non-GAAP (1)	—		—		(2,852)

Non-GAAP	$55,129	69%	$17,514	22%	$11,350

Diluted net income per share
GAAP					$0.13
Non-GAAP					$0.21

Shares used to compute diluted net income per share					55,111

	Three Months Ended June 30, 2010 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$48,485	70%	$7,572	11%	$4,847

Amortization of acquired developed technology	845		845		845
Amortization of other acquired intangibles	—		331		331
Stock-based compensation - cost of revenues	690		690		690
Stock-based compensation - operating expenses	—		3,853		3,853
Restructuring charges	—		555		555
Income tax adjustment for non-GAAP (1)	—		—		(2,270)

Non-GAAP	$50,020	72%	$13,846	20%	$8,851

Diluted net income per share
GAAP					$0.09
Non-GAAP					$0.16

Shares used to compute diluted net income per share					54,107

(1)        The estimated non-GAAP effective tax rate was 35% for the three months ended June 30, 2011 and 2010, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

Advent Software, Inc.

Reconciliation of Projected Continuing Operations’ GAAP Operating Income %

to Non-GAAP Operating Income %

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of its continuing operations’ operating income, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding continuing operations’ underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Twelve Months Ended December 31, 2011
	Continuing Operations
	Operating Income %

Projected GAAP	13%	to	14%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment	1%	to	2%
Projected stock based compensation adjustment	6%	to	7%

Projected non-GAAP	21%	to	22%